UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2021

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sandip Kapadia as Chief Financial Officer

On March 15, 2021, Harmony Biosciences Holdings, Inc. (the “Company”) announced that Sandip Kapadia has been appointed as Chief Financial Officer of the Company, effective as of March 29, 2021 (the “Effective Date”). Mr. Kapadia will succeed Susan L. Drexler, whose resignation as Chief Financial Officer of the Company will be effective as of the Effective Date, as previously disclosed by the Company.

Mr. Kapadia, age 51, previously served as Chief Financial Officer at Intercept Pharmaceuticals, Inc. (“Intercept”), a biopharmaceutical company, from July 2016 to March 2021. Prior to joining Intercept, Mr. Kapadia served as Vice President and Chief Financial Officer at Sandoz Inc., a division of Novartis AG, from July 2014 to June 2016. Mr. Kapadia has served as a director of Passage Bio, Inc., a public biopharmaceutical company, since December 2019. He has also served as a director of Molecular Partners AG since April 2020 and VectivBio Holding AG since October 2020. Mr. Kapadia received an M.B.A. from Rutgers Graduate School of Management and a B.B.A from Montclair State University.

Mr. Kapadia has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Kapadia that would be required to be reported under Item 404(a) of Regulation S-K.

Chief Financial Officer Employment Agreement and Equity Awards

In connection with Mr. Kapadia’s appointment, the Company’s operating subsidiary, Harmony Biosciences, LLC (“Harmony”) entered into an employment agreement with Mr. Kapadia (the “Employment Agreement”), pursuant to which he will serve, starting on or about March 31, 2021 (the “Employment Start Date”), as Chief Financial Officer of Harmony and will report directly to the Chief Executive Officer of Harmony. Mr. Kapadia’s employment pursuant to the Employment Agreement will continue until terminated in accordance with its terms.

Under the Employment Agreement, Mr. Kapadia is entitled to receive an annual base salary of $465,000, and is eligible to receive an annual performance bonus targeted at 50% of his annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Harmony and/or individual performance objectives. In addition, Mr. Kapadia is entitled to receive a sign-on bonus in an aggregate amount of $350,000, which will be paid in two equal installments on June 15, 2021 and June 15, 2022, subject to his continued employment. The sign-on bonus is subject to repayment if Mr. Kapadia resigns without good reason during the 12-month period following the applicable payment date; in addition, if his employment is terminated without cause, for good reason or due to death or disability, he will be entitled to receive any unpaid installment of the sign-on bonus. Mr. Kapadia also will be eligible to participate in customary health, welfare and fringe benefit plans provided by Harmony to its employees.

Pursuant to the Employment Agreement, Mr. Kapadia will be entitled to receive a stock option to purchase 230,000 shares of the Company’s common stock and a restricted stock unit award covering 60,000 shares of the Company’s common stock. The restricted stock unit award will vest as to 50% of the restricted stock units on the second anniversary of the Employment Start Date, and with respect to 25% of the restricted stock units on each of the third and fourth anniversaries of the Employment Start Date. The option will vest and become exercisable as to 50% of the underlying shares on the second anniversary of the Employment Start Date, and as to the remaining 50% in substantially equal monthly installments during the two-year period thereafter.

If Mr. Kapadia experiences a termination of employment by Harmony without cause or for good reason, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

•	A cash severance amount equal to his annual base salary, payable in substantially equal installments over the 12-month period following the termination date.

•	Harmony-subsidized healthcare coverage for 12 months following the termination date.

•

If such termination occurs prior to the second anniversary of the Employment Start Date, 50% of the shares underlying each of the Company stock option and restricted stock unit award granted to Mr. Kapadia in connection with the Employment Agreement will vest, and the stock option will remain exercisable for up to 12 months following the termination date.

•

If any such termination occurs on or after such second anniversary, then each of the Company stock option and restricted stock unit award will vest with respect to the shares that would have vested over the 12-month period following the termination date.

•	Company-paid outplacement services for up to 12 months following the termination date.

If either such termination of employment occurs during the 12-month period following a change in control of the Company, then Mr. Kapadia also will receive (i) any earned but unpaid target bonus for the year prior to the year of termination, (ii) a pro-rata target bonus for the year of termination and (iii) full accelerated vesting of the stock option and restricted stock unit awards granted to Mr. Kapadia in connection with the Employment Agreement.

The severance described above would be subject to his execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

The Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Kapadia will be either paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in better after-tax treatment for Mr. Kapadia.

The foregoing description of the Employment Agreement is qualified in its entirety by the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 4, 2021, between Harmony Biosciences, LLC and Sandip Kapadia

99.1	Press Release, dated March 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: March 15, 2021	By:	/s/ John C. Jacobs
John C. Jacobs President and Chief Executive Officer